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FOR IMMEDIATE RELEASE:


CREDIT ACCEPTANCE RELEASES ADDITIONAL INFORMATION TO SHAREHOLDERS RELATED TO APRIL 11, 2005 PRESS RELEASE.

Southfield, Mich., April 12, 2005
(Primezone)-Brett Roberts, CEO of Credit Acceptance Corporation, addressed the following letter to shareholders of Credit Acceptance Corporation (Nasdaq NM:
CACCE-News):


April 12, 2005


Dear Shareholders:

As we have disclosed in a separate press release, we are still working with our auditors to finalize our 2004 Form 10-K. The primary purpose of this communication is to provide shareholders with a plain English explanation of our accounting. This explanation is also intended to help shareholders put our April 11, 2005 press release in context.

Our business is relatively simple to understand; we make auto loans. We are an indirect lender, meaning our loans are originated by automobile dealers and immediately assigned to us.

The compensation paid to the automobile dealer in exchange for the auto loan is paid in two parts. A portion of the compensation is paid at the time of origination, and a portion is paid based on the performance of the loan. The amount paid at the time of origination is called an advance; the portion paid over time is called dealer holdback.

From an economic perspective, the revenue generated from a loan equals the cash collections from the loan, less the amount paid to the dealer (advance + dealer holdback). In other words, the revenue equals the cash inflows from the loan, less the cash outflows required to acquire the loan. This amount, plus a modest amount of revenue from other sources, less our operating expenses, interest and taxes is the sum that will ultimately be paid to shareholders or reinvested in new assets.

The GAAP treatment that we have followed since 1992 is complex, being governed by three revenue recognition policies and a credit loss policy with multiple elements. One policy that significantly affects our earnings results requires us to record an allowance for credit losses for any dealer-partner loan pool carried on our GAAP financial statements at more than the present value of future cash flows, but does not allow us to increase the value of pools carried at less than the present value of future cash flows. Our historical GAAP earnings have been also impacted by the following:

     o The timing of recoveries, defined as reversals of previously recorded losses due to cash collections received on charged-off loans.

     o Revenue recognition policies related to finance charges, vehicle service contracts, and insurance products.

     o Changes in accounting policies as well as changes in estimates related to loan collections or dealer holdback payments.



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As a result of this complexity, we do not use GAAP accounting to run our business. Instead, we have developed an alternative. This alternative was reported to shareholders in our March 24, 2005 press release as "adjusted net income".

To arrive at adjusted net income, we treat the revenue stream described above in the most logical manner we can think of. We record the revenue stream, so that the amount of revenue recorded in each period is consistent, as a percentage of our investment in the loan, with our original expectation for each loan. Any variance from our original expectation is recorded as a current period gain or loss.

There is no need for a separate calculation of losses, as all loan cash flows are already accounted for in our definition of revenue (collections less advances less dealer holdback payments). The adjustment to our GAAP statements required to arrive at adjusted net income is similar to a mark-to-market adjustment. However, instead of marking to market, we are marking to the estimated present value of future cash flows.

Mechanically, we compute the adjustment to our GAAP statements so that the amount reflected in our balance sheet equals the discounted future cash flows from loans receivable at the start and end of each period. This adjustment effectively eliminates the combined impact of our GAAP loan accounting policies and results in consistent and comparable treatment of our loan revenue over time.

By this measure, 2004 was a very good year. We grew the business and increased the profitability per loan. We cannot guarantee our future results will be as good as 2004, but we can guarantee our results will be reported using this method so that shareholders can clearly measure our performance.

With all this said, what should shareholders conclude from yesterday's press release?

Our auditors, Deloitte and Touche, have informed us they believe our accounting policies should change. I admit to being frustrated by the timing of their decision, however shareholders can be assured that we are working hard to resolve these issues.

The primary issue, and the reason we find ourselves in this position, is one I have witnessed for fourteen years; our business does not fit neatly into the GAAP framework. Furthermore, our current GAAP accounting, as we have presented above, differs from our view of the economics of our business. These two factors, in my opinion, have caused our auditors to change their position. Regardless of the outcome of the review process with our auditors and the Securities and Exchange Commission, we believe the Adjusted Economic Profit for 2003 and 2004 that we reported in our March 24 release is a fair representation of our true economic performance over the past two years.

At the current time, it is not clear if our GAAP accounting will be changed, or what it would look like if it were. I believe, over time, our GAAP accounting will eventually be changed to mirror the accounting we use to run our business. Although the focus today is on a literal interpretation of GAAP, I believe shareholders will eventually demand a more common sense approach. Until then, we will continue to do our best to accurately report both numbers.

Sincerely,

Brett A. Roberts, CEO
Credit Acceptance Corporation


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This letter is not intended to be a solicitation of proxies. Shareholders of
Credit Acceptance Corporation are advised to read the proxy statement, when it becomes available, because it will contain important information. The proxy statement and any other relevant documents will be available, after they are filed with the Securities and Exchange Commission, free of charge at the SEC's website (www.sec.gov) or from the Company's investor relations website (www.creditacceptance.com).


CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

     o the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

     o increased competition from traditional financing sources and from non-traditional lenders,

     o    the unavailability of funding at competitive rates of interest,

     o the Company's potential inability to continue to obtain third party financing on favorable terms,

     o the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

     o    adverse changes in applicable laws and regulations,

     o    adverse changes in economic conditions,

     o adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

     o the Company's potential inability to maintain or increase the volume of automobile loans,

     o an increase in the amount or severity of litigation against the Company,

     o the loss of key management personnel or the inability to hire qualified personnel,

     o    the effect of terrorist attacks and potential attacks, and

     o various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.


Contact:
Credit Acceptance Corporation
Investor Relations:
Douglas W. Busk, Treasurer
(248) 353-2700 Ext. 4432
IR@creditacceptance.com